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EXHIBIT 99.1







                             SUBSCRIPTION AGREEMENT







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EXHIBIT 99.1


                             SUBSCRIPTION AGREEMENT


Geocom Resources Inc.
1030 West Georgia Street
Suite 1208
Vancouver, British Columbia
Canada   V6E 2Y3


Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Geocom Resources Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Geocom Resources Inc.

Executed this _____ day of _____________, _______, at ___________________(Street
Address), ________________ (City), ________________ (State) ________ (Zip Code).


                              ___________________________________
                              Signature of Purchaser

                              ___________________________________
                              Printed Name of Purchaser

                              ___________________________________
                              Social Security Number/
                              Tax I.D.

Number of Shares Purchased              Total Subscription Price

______________________________          ____________________________

Form of Payment:   Cash   _________________
                   Check# _________________
                   Other  _________________


ACCEPTED THIS _____ DAY OF ________________, _______.



                              GEOCOM RESOURCE INC.


                       BY: ______________________________

                       Title: ___________________________




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